SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 17, 2003

Commission File Number  0-16986

ACCLAIM ENTERTAINMENT, INC.
(Exact name of the registrant as specified in its charter)

Delaware	38-2698904
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Acclaim Plaza, Glen Cove, New York	11542
(Address of principal executive offices)	(Zip Code)

(516) 656-5000
(Registrant’s telephone number)

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ITEM 5.    OTHER EVENTS

On January 17, 2003, Acclaim Entertainment, Inc. (the “Registrant”), announced the adoption by its board of directors of a revised operating plan. The press release issued by the Registrant on January 17, 2003 is attached hereto.

ITEM 8.    CHANGE IN FISCAL YEAR

The Registrant has adopted a new fiscal year end, whereby moving the end of its fourth quarter and fiscal year from August 31 to March 31. As a result of this change, the Registrant’s fiscal year 2003, which began on September 1, 2002, will end on March 31, 2003. The Registrant’s new fiscal year 2004 will commence on April 1, 2003 and end on March 31, 2004. The Registrant will file a transition report on Form 10-K for the seven month period ended March 31, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCLAIM ENTERTAINMENT, INC.

Date: January 17, 2002	By:	/S/ GERARD F. AGOGLIA

		Name:	Gerard F. Agoglia
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Acclaim Entertainment, Inc. Press Release, dated January 17, 2003.

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